UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   March 21, 1997

                              GLYKO BIOMEDICAL LTD.
        (Exact name of small business issuer as specified in its charter)

                         Commission File Number: 0-21994

           Canada                                    68-0230537
(State of other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                   11 Pimentel Court, Novato, California 94949
                    (address of principal executive offices)

                              (415) 382-6653
              (Registrant's telephone number, including area code)

                            Not Applicable
        (Former name, former address and former fiscal year, if changed since last report)

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Item 9.  Sale of Equity Securities Pursuant to Regulation S.

         On March 21, 1997, Glyko Biomedical, Ltd., a corporation organized under the laws of Canada (the "Company") , completed the sale of 3,920,000 Units (the "Units") at Cdn. $0.50 per Unit for a total of Cdn. $1,960,000 (equivalent to U.S. $1,420,392) . Each Unit consists of one common share and one common share purchase warrant (a "Warrant"). Each Warrant entitles the holder to purchase one common share at Cdn. $1.00 at any time from and after March 21, 1997 and prior to the close of business on March 21, 1999.

         The Units were sold by the Company pursuant to an Agency Agreement between the Company and Clubb Capital Ltd. (the "Agent") which provided that the Agent sell a maximum of 4,000,000 Units at Cdn. $0.50 per Unit in an unregistered private placement exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). The Units were sold in an exclusively offshore marketing effort to a European investor group in reliance on Regulation S of the Securities Act.

         At the closing, the Agent received a commission equal to 7% of the gross proceeds thereof payable in Units, which commission was calculated by dividing the number which is equal to 7% of the gross proceeds by the Issue Price (or 274,400 Units) and warrants (the "Broker Warrants") to purchase common shares equal to 7% of the number of Units issued pursuant to the private placement (or 274,400 Broker Warrants). Each Broker Warrant is exercisable at a price of Cdn. $1.00 at any time from and after March 21, 1997 and prior to the close of business on March 21, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 3, 1997

                             GLYKO BIOMEDICAL, LTD.


                                /s/ JOHN C. KLOCK
                               ------------------------------------
                               John C. Klock, M.D.
                               President

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